UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 3, 2009

(Date of earliest event reported)

QUEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33787 (Commission File Number)	26-0518546 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2009, the Quest Energy Partners, L.P. (the "Partnership") announced that the Board of Directors of Quest Energy GP, LLC (the "General Partner"), the general partner of the Partnership, has appointed David C. Lawler as Chief Executive Officer of the General Partner. Mr. Lawler, 41, has served as the President of the General Partner since his election by the Board of Directors in August 2008. Mr. Lawler has served as a director since the Partnership’s initial public offering in November 2007 and served as the General Partner's Chief Operating Officer from November 2007 to May 2009. Additionally, on May 7, 2009, Mr. Lawler was appointed the Chief Executive Officer of Quest Resource Corporation ("QRC"), the General Partner's parent. He has served as President and a director of QRC since August 2008 and was the Chief Operating Officer of QRC from May 2007 to May 2009. Mr. Lawler has more than 18 years of oil and gas industry experience in various senior management and engineering positions. Prior to joining QRC, Mr. Lawler was employed by Shell Exploration & Production Company from May 1997 to May 2007. Mr. Lawler served in roles of increasing responsibility for Shell Exploration & Production, most recently as engineering and operations manager for multiple assets along the U.S. Gulf Coast. Prior to joining Shell, Mr. Lawler was employed by predecessor companies of ConocoPhillips in various domestic engineering and operations positions. Mr. Lawler graduated from the Colorado School of Mines in 1990 with a bachelor’s of science degree in petroleum engineering and earned his Masters in Business Administration from Tulane University in 2003.

Item 7.01 Regulation FD Disclosure

On June 3, 2009, the Company issued a press release, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release of Quest Energy Partners, L.P. dated June 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST ENERGY PARTNERS, L.P.

By:	Quest Energy GP, LLC, its General Partner

By:	/s/ Eddie LeBlanc
Eddie LeBlanc
Chief Financial Officer

Date: June 3, 2009

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